                                Exhibit 99.1
NEWS RELEASE

WELBILT REPORTS 2022 FIRST QUARTER OPERATING RESULTS

New Port Richey, FL. - May 10, 2022 - Welbilt, Inc. (NYSE:WBT), today announced financial results for its 2022 first quarter. Due to the announced and pending sale of Welbilt's Manitowoc® Ice business to Pentair plc, the results for Manitowoc Ice are presented as Discontinued Operations in this release and accompanying financial statements and tables for all periods presented.

2022 First Quarter Highlights (1)
•Net sales from continuing operations were $333.0 million, an increase of 31.5 percent from the prior year; Organic Net Sales from continuing operations (a non-GAAP measure) increased 33.4 percent from the prior year
•Earnings from continuing operations were $23.1 million compared to $7.2 million in the prior year; as a percentage of net sales, earnings from continuing operations were 6.9 percent compared to 2.8 percent in the prior year
•Adjusted Operating EBITDA from continuing operations (a non-GAAP measure) was $40.3 million compared to $24.9 million in the prior year; Adjusted Operating EBITDA from continuing operations margin was 12.1 percent compared to 9.8 percent in the prior year
•Net loss from continuing operations was $0.9 million compared to $4.5 million in the prior year
•Earnings from discontinued operations were $3.8 million (net of income tax expense of $0.7 million) compared to $12.4 million (net of income tax expense of $3.5 million) in the prior year
•Net earnings were $2.9 million compared to net earnings of $7.9 million in the prior year; Adjusted Net Earnings (a non-GAAP measure) were $14.4 million compared to Adjusted Net Earnings of $11.9 million in the prior year
•Diluted net earnings per share was $0.02 compared to diluted net earnings per share of $0.06 in the prior year; Adjusted Diluted Net Earnings Per Share (a non-GAAP measure) was $0.10 compared to Adjusted Diluted Net Earnings Per Share of $0.08 in the prior year
•Net cash used in operating activities from continuing operations was $49.9 million compared to $20.4 million in last year's first quarter
•Free Cash Flow from continuing operations (a non-GAAP measure) was a $50.9 million use of cash compared to a $24.4 million use of cash in last year's first quarter

(1) Definitions and reconciliations of the non-GAAP measures used herein are included in the schedules accompanying this release.

Summarizing Welbilt's first quarter performance, Bill Johnson, Welbilt's President and CEO, stated, "Third-party Net Sales from continuing operations and Organic Net Sales from continuing operations grew substantially this quarter compared to last year's first quarter, which was materially impacted by the COVID-19 pandemic. Our Adjusted Operating EBITDA from continuing operations and Adjusted Operating EBITDA from continuing operations margin performance were impacted from ongoing inflationary pressures from our supply chain and logistics providers. Productivity in our manufacturing plants was impacted by parts shortages from our suppliers, high levels of COVID-19 cases in our Americas plants in January, and a four-week COVID-related plant shutdown in APAC. We successfully offset these headwinds with the beneficial impact from increased volume and positive net pricing. Industry conditions have improved with the rollout of COVID-19 vaccines and the lifting of restrictions in some locations, although improvements are uneven globally. In response to ongoing supply chain challenges, we continued to build inventory of critical components to help alleviate manufacturing disruptions and shorten order lead times to support our customers. While the investment in higher inventory reduced Free Cash Flow from continuing operations in the quarter, we continue to have ample liquidity and strong leverage metrics."

Net sales from continuing operations increased 31.5 percent in the first quarter compared to last year's first quarter. Excluding the impact from foreign currency translation, Organic Net Sales from continuing operations increased 33.4 percent, with strong growth coming from general market dealers and distributors, large chain customers, and KitchenCare® master parts distributors and factory-authorized service dealers. Over 75 percent of the growth in the first quarter was from higher volume versus increased pricing. This growth is compared against last year's weaker first quarter which was highly impacted by the COVID-19 pandemic.

The first quarter Adjusted Operating EBITDA from continuing operations margin of 12.1 percent was 230 basis points higher than last year's first quarter driven by the incremental impact on margins from higher volume and positive net pricing, partially offset by higher material and manufacturing costs and increased selling, general and administrative expenses (net of adjustments to SG&A that are included in our Adjusted Operating EBITDA from continuing operations reconciliation ("Net SG&A")). Net SG&A costs increased primarily due to higher commissions and increased travel expenses related to the sales growth in the quarter.

Liquidity and Debt
Net cash used in operating activities from continuing operations in the first quarter was $49.9 million compared to $20.4 million in last year's first quarter. Net cash used in investing activities of continuing operations in the first quarter was $3.1 million compared to $4.0 million of net cash used in investing activities from continuing operations in last year's first quarter. Free Cash Flow from continuing operations (a non-

Welbilt Reports 2022 First Quarter Operating Results
GAAP measure) was a $50.9 million use of cash in the quarter compared to a $24.4 million use of cash in last year's first quarter. The decrease in Free Cash Flow from continuing operations in the first quarter versus last year's first quarter reflects an increase in cash used in operating assets and liabilities, primarily to support higher inventory levels to help mitigate ongoing supply chain disruptions. Capital spending in continuing operations was $3.1 million in the first quarter compared to $4.0 million in last year's first quarter.

During the quarter, total debt and finance leases (including the current portion) increased by $69.8 million. As of March 31, 2022, our total global liquidity was $342.2 million, consisting of $138.9 million of cash and cash equivalents and $203.3 million available for additional borrowing on our Revolving Credit Facility, compared to total global liquidity of $407.6 million as of December 31, 2021. Cash and cash equivalents includes the cash balances and equivalents from our continuing operations of $108.3 million and $91.6 million as of March 31, 2022 and December 31, 2021, respectively, and cash included in discontinued operations of $30.6 million and $42.6 million as of March 31, 2022 and December 31, 2021, respectively.

Additional Management Commentary
"We are pleased with our first quarter results in light of ongoing supply chain and production disruptions and inflationary pressure on materials and logistics costs," said Bill Johnson. "In the Americas, sales to general market dealers and distributors increased strongly over last year's weak market conditions. Sales to strategic QSRs and fast casual operators increased over last year with improved demand for replacement equipment and stronger rollout activity by large chains across many of our brands. KitchenCare aftermarket sales decreased slightly in the Americas due to timing of orders from master parts distributors. Both EMEA and APAC saw year-over-year growth from strategic QSRs, general market dealers and KitchenCare aftermarket customers. We believe overall demand will remain strong for the next several quarters as our commercial foodservice end markets continue their gradual recovery."

"The combination of continued aggressive discretionary cost management, improved absorption of fixed costs due to higher volumes, and improved net pricing allowed us to deliver an Adjusted Operating EBITDA from continuing operations margin of 12.1 percent in the first quarter. With the tools we developed as part of our completed Transformation Program, we will focus on continually improving productivity in our plants and working on other initiatives to help offset production disruptions, parts shortages and inflation from our supply chain and logistics providers. We remain confident that our operational improvements, along with our recent and upcoming price increases to help offset inflationary pressures, will deliver improved margins in 2022," concluded Johnson.

About Welbilt, Inc.
Welbilt, Inc. provides the world’s top chefs, premier chain operators and growing independents with industry-leading equipment and solutions. Our innovative products and solutions are powered by our deep knowledge, operator insights, and culinary expertise. Our portfolio of award-winning product brands includes Cleveland™, Convotherm®, Crem®, Delfield®, Frymaster®, Garland®, Kolpak®, Lincoln®, Manitowoc® Ice, Merco®, Merrychef® and Multiplex®. These product brands are supported by three service brands: KitchenCare®, our aftermarket parts and service brand, FitKitchen®, our fully-integrated kitchen systems brand, and KitchenConnect®, our cloud-based digital platform brand. Headquartered in the Tampa Bay region of Florida and operating 19 manufacturing facilities throughout the Americas, Europe and Asia, we sell through a global network of over 5,000 distributors, dealers, buying groups and manufacturers' representatives in over 100 countries. We have approximately 4,700 employees and generated sales of $1.5 billion in 2021. For more information, visit www.welbilt.com.

Forward-looking Statements
Certain statements in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements and include, for example, our expectations regarding the potential future impacts from the COVID-19 pandemic, including with respect to vaccine availability and effectiveness, effects of inflation and disruption to the supply chain, overall demand and consumer confidence on our business, results of operations, financial condition and cash flows (including demand, sales, operating expenses, Adjusted Operating EBITDA, net income (loss), operating cash flows, intangible assets, staffing levels, supply chain, government assistance, compliance with financial covenants); our ability to meet working capital needs and cash requirements over the next 12 months; our ability to realize savings from reductions in force and other cost saving measures; compliance with the financial covenants under our credit facility; our ability to obtain financial and tax benefits from the CARES Act; our ability to consummate the announced transaction with Ali Holdings S.r.l. ("Ali Group") and realize anticipated benefits thereof; our expectations regarding future results; expected impact of restructuring and other plans and objectives for future operations; assumptions on which all such projects, plans or objectives are based; and discussions of conditions and demand in the global foodservice market and foodservice equipment industry. Certain of these forward-looking statements can be identified by using words such as "anticipates," "believes," "intends," "estimates," "targets," "expects," "endeavors," "forecasts," "could," "will," "may," "future," "likely," "on track to deliver," "gaining momentum," "plans," "projects," "assumes," "should" or other similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, and our actual results could differ materially from future results expressed or implied in these forward-looking statements. The forward-looking statements included in this release are based on our current beliefs and expectations of our management as of the date of this release. These statements are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, risks related to the Company's proposed merger with Ali Group and the divestiture of Manitowoc Ice, including the risk that the remaining conditions to closing of the transaction are not satisfied, including the risk that regulatory approvals are not obtained or require divestitures in addition to the divestiture of Manitowoc Ice, the risk of litigation relating to the transaction, uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction, risks that the proposed transaction disrupts our current plans or operations, our ability to retain and hire key personnel, competitive responses to the

Welbilt Reports 2022 First Quarter Operating Results
proposed transaction unexpected costs, charges or expenses resulting from the transaction, potential adverse reactions or changes to relationships with our customers, suppliers, distributors and other business partners resulting from the announcement or completion of the transaction; risks from pandemics including COVID-19, including the emergence of new strains of the virus, measures taken by governmental authorities and third parties in response to pandemics and the efficacy and availability of vaccines; risks of inflation and continuing disruptions to our supply chain resulting in delays, difficulties and increased costs of acquiring raw materials, parts and components; risks related to our ability to timely and efficiently execute on manufacturing strategies; our ability to realize anticipated or targeted earnings enhancements, cost savings, strategic options and other synergies and the anticipated timing to realize those enhancements, savings, synergies, and options; acquisitions, including our ability to realize the benefits of acquisitions in a manner consistent with our expectations and general integration risks; our substantial levels of indebtedness; actions by competitors including competitive pricing; consumer and customer demand for products; the successful development and market acceptance of innovative new products; world economic factors and ongoing economic and political uncertainty, including as a result of the conflict between Russia and Ukraine; our ability to source raw materials and commodities on favorable terms and successfully respond to and manage related price volatility; our ability to generate cash and manage working capital consistent with our stated goals; costs of litigation and our ability to defend against lawsuits and other claims and to protect our intellectual property rights; unanticipated environmental liabilities; the ability to obtain and maintain adequate insurance coverage; data security and technology systems; risks and uncertainties relating to internal controls over financial reporting; our labor relations and the ability to recruit and retain highly qualified personnel; product quality and reliability, including product liability claims; changes in the interest rate environment and currency fluctuations; compliance with, or uncertainty created by, existing, evolving or new laws and regulations, including recent changes in tax laws, tariffs and trade regulations and enforcement of such laws around the world, and any customs duties and related fees we may be assessed retroactively for failure to comply with U.S. customs regulations; our ability to comply with evolving and complex accounting rules, many of which involve significant judgment and assumptions; the possibility that additional information may arise that would require us to make further adjustments or revisions to our historical financial statements or delay the filing of our current financial statements; actions of activist shareholders; and those additional risks, uncertainties and factors described in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, and in our other filings with the Securities and Exchange Commission. The COVID-19 pandemic amplifies many of these risks, uncertainties and factors. We do not intend, and, except as required by law, we undertake no obligation, to update any of our forward-looking statements after the issuance of this release to reflect any future events or circumstances. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

For more information, contact:
Rich Sheffer
Vice President Investor Relations, Risk Management and Treasurer
Welbilt, Inc.
+1 (727) 853-3079
Richard.sheffer@welbilt.com

Welbilt Reports 2022 First Quarter Operating Results
WELBILT, INC.
Consolidated Statements of Operations
(In millions, except share and per share data)

	Three Months Ended March 31,
	2022	2021
Net sales	$333.0	$253.3
Cost of sales	223.3	163.3
Gross profit	109.7	90.0
Selling, general and administrative expenses	76.9	72.5
Amortization expense	9.7	10.1
Restructuring and other expense	—	0.2
Earnings from continuing operations	23.1	7.2
Interest expense	10.5	10.5
Other expense — net	13.2	2.9
Loss from continuing operations before income taxes	(0.6)	(6.2)
Income tax expense (benefit) on continuing operations	0.3	(1.7)
Net loss from continuing operations	$(0.9)	$(4.5)
Earnings from discontinued operations, net of income tax expense of $0.7 and $3.5, respectively	3.8	$12.4
Net earnings	$2.9	$7.9
Per share data:
Diluted
Continuing operations	$(0.01)	$(0.03)
Discontinued operations	$0.03	$0.09
Net earnings	$0.02	$0.06
Basic
Continuing operations	$(0.01)	$(0.03)
Discontinued operations	$0.03	$0.09
Net earnings	$0.02	$0.06

Weighted average shares outstanding — Basic	143,065,161	141,622,281
Weighted average shares outstanding — Diluted	143,988,763	142,189,112

Welbilt Reports 2022 First Quarter Operating Results
WELBILT, INC.
Consolidated Balance Sheets
(In millions, except share and per share data)

	March 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$108.3	$91.6
Restricted cash	0.5	0.4
Accounts receivable, less allowance of $6.0 and $6.2, respectively	184.5	185.3
Inventories — net	289.9	244.7
Prepaids and other current assets	75.0	55.8
Current assets of discontinued operations	552.8	555.0
Total current assets	1,211.0	1,132.8
Property, plant and equipment — net	112.6	113.0
Operating lease right-of-use assets	31.9	34.0
Goodwill	548.9	551.3
Other intangible assets — net	407.6	420.8
Other non-current assets	25.9	25.7
Total assets	$2,337.9	$2,277.6
Liabilities and equity
Current liabilities:
Trade accounts payable	$128.4	$104.4
Accrued expenses and other liabilities	146.8	170.5
Current portion of long-term debt and finance leases	0.7	0.9
Product warranties	26.6	24.7
Current liabilities of discontinued operations	76.7	93.5
Total current liabilities	379.2	394.0
Long-term debt and finance leases	1,459.0	1,388.0
Deferred income taxes	63.6	64.2
Pension and postretirement health liabilities	21.1	21.7
Operating lease liabilities	24.6	26.3
Other long-term liabilities	21.2	25.0
Total non-current liabilities	1,589.5	1,525.2
Total equity:
Common stock ($0.01 par value, 300,000,000 shares authorized, 143,175,392 shares and 142,961,244 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively)	1.4	1.4
Additional paid-in capital (deficit)	(1.8)	(5.4)
Retained earnings	389.9	387.0
Accumulated other comprehensive loss	(20.3)	(24.6)
Total equity	369.2	358.4
Total liabilities and equity	$2,337.9	$2,277.6

Welbilt Reports 2022 First Quarter Operating Results
WELBILT, INC.
Consolidated Statements of Cash Flows
(In millions)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities of continuing operations
Net earnings (loss)	$2.9	$7.9
Earnings from discontinued operations, net of income taxes of $0.7 and $3.5, respectively	3.8	12.4
Net loss from continuing operations	$(0.9)	$(4.5)
Adjustments to reconcile net earnings from continuing operations to cash provided by (used in) operating activities:
Depreciation expense	5.1	4.6
Amortization of intangible assets	9.9	10.7
Amortization of deferred financing fees	0.2	0.2
Deferred income taxes	(0.4)	(0.2)
Stock-based compensation expense	2.9	3.2
Changes in operating assets and liabilities:
Accounts receivable	(0.7)	(6.8)
Inventories	(46.3)	(20.8)
Other assets	(14.5)	2.4
Trade accounts payable	23.4	15.0
Other current and long-term liabilities	(28.6)	(24.2)
Net cash provided by (used in) operating activities of continuing operations	(49.9)	(20.4)
Cash flows from investing activities of continuing operations
Capital expenditures	(3.1)	(4.0)
Net cash used in investing activities of continuing operations	(3.1)	(4.0)
Cash flows from financing activities of continuing operations
Proceeds from long-term debt	80.3	58.0
Repayments on long-term debt and finance leases	(10.5)	(21.3)
Exercises of stock options	0.8	0.5
Payments on tax withholdings for equity awards	—	(0.1)
Net cash provided by financing activities of continuing operations	70.6	37.1
Cash flows from discontinued operations
Cash used in (provided by) operating activities	(11.3)	4.0
Cash used in investing activities	(0.8)	(0.7)
Cash provided by (used in) financing activities	—	—
Net cash (used in) provided by discontinued operations	(12.1)	3.3

Effect of exchange rate changes on cash	(0.8)	(0.6)
Net increase in cash and cash equivalents and restricted cash	4.7	15.4
Balance at beginning of period	134.7	125.4
Balance at end of period	139.4	140.8
Balance at end of period - discontinued operations	30.6	46.7
Balance at end of period - continuing operations	$108.8	$94.1

Welbilt Reports 2022 First Quarter Operating Results
WELBILT, INC.
Consolidated Statements of Cash Flows (Continued)
(In millions)

	Three Months Ended March 31,
	2022	2021
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$6.5	$5.3
Cash paid for interest	$20.4	$27.6

Supplemental disclosures of non-cash activities:
Non-cash financing activity: Lease liabilities and assets obtained through leasing arrangements and reassessments and modifications of right-of-use assets	$—	$1.6

Welbilt Reports 2022 First Quarter Operating Results

Business Segments - Continuing Operations

(in millions, except percentage data)	Three Months Ended March 31,
	2022	2021
Net sales:
Americas	$243.1	$193.2
EMEA	122.8	89.8
APAC	51.1	42.0
Elimination of intersegment sales	(84.0)	(71.7)
Total net sales	$333.0	$253.3

Segment Adjusted Operating EBITDA:
Americas	$31.5	$28.8
EMEA	23.0	12.7
APAC	7.7	4.8
Total Segment Adjusted Operating EBITDA	62.2	46.3
Corporate and unallocated expenses	(21.9)	(21.4)
Amortization expense	(9.9)	(10.7)
Depreciation expense	(5.2)	(4.6)
Transaction costs (1)	(2.1)	—
Transformation Program expense (2)	—	(2.2)
Restructuring activities	—	(0.2)
Earnings from continuing operations	23.1	7.2
Interest expense	(10.5)	(10.5)
Other expense — net (3)	(13.2)	(2.9)
Loss from continuing operations before income taxes	$(0.6)	$(6.2)
(1) Transaction costs for the three months ended March 31, 2022 are related to the pending sale of the Company and consist primarily of professional services recorded in "Selling, general and administrative expenses".

(2) Transformation Program expense includes consulting and other costs associated with the execution of the Company's Transformation Program initiatives, which was completed as of December 31, 2021. Refer to Note 15, "Business Transformation Program and Restructuring" for discussion.

(3) Other expense - net is comprised primarily of $12.5 million and $2.8 million, respectively, of foreign currency transaction losses incurred during the three months ended March 31, 2022 and 2021. Foreign currency transaction losses are inclusive of losses on related foreign currency exchange contracts not designated as hedging instruments for accounting purposes.

(in millions, except percentage data)	Three Months Ended March 31,
	2022	2021
Adjusted Operating EBITDA % by segment (4):
Americas	12.9%	14.9%
EMEA	18.7%	14.1%
APAC	15.1%	11.4%
(4) Adjusted Operating EBITDA % is calculated by dividing Adjusted Operating EBITDA by net sales for each respective segment.

Third-party net sales by geographic area (5):
United States	$178.4	$142.9
Other Americas	24.9	16.9
EMEA	86.3	58.9
APAC	43.4	34.6
Total net sales by geographic area	$333.0	$253.3

Welbilt Reports 2022 First Quarter Operating Results
(5) Net sales in the section above are attributed to geographic regions based on location of customer.

Welbilt Reports 2022 First Quarter Operating Results

Discontinued Operations
Summarized Financial Operating Results and Balance Sheet

	Three Months Ended March 31,
	2022	2021
Net sales	$74.7	$63.5
Cost of sales	49.6	35.6
Gross profit	25.1	27.9
Selling, general and administrative expenses	4.5	3.7
Transaction expenses (1)	8.3	—
Earnings from discontinued operations	12.3	24.2
Interest expense	7.8	8.3
Earnings from discontinued operations before income taxes	4.5	15.9
Income tax expense	0.7	3.5
Earnings from discontinued operations, net of income taxes	$3.8	$12.4

	March 31,	December 31,
	2022	2021
Assets
Cash and cash equivalents	$30.6	$42.6
Restricted cash	—	0.1
Accounts receivable - net	40.9	35.2
Inventories — net	54.2	49.7
Prepaids and other assets	9.8	9.6
Property, plant and equipment — net	22.0	22.6
Operating lease right-of-use assets	10.3	10.2
Goodwill	385.0	385.0
Total assets	$552.8	$555.0

Liabilities
Trade accounts payable	$18.1	$26.2
Accrued expenses and other liabilities	38.3	46.4
Product warranties	11.3	11.9
Operating lease liabilities	9.0	9.0
Total liabilities	$76.7	$93.5

Welbilt Reports 2022 First Quarter Operating Results
NON-GAAP FINANCIAL MEASURES

In this release, we use certain non-GAAP financial measures discussed below to evaluate our results of operations, financial condition and liquidity. We believe that the presentation of these non-GAAP financial measures, when viewed as a supplement to our results prepared in accordance with U.S. GAAP, provides useful information to investors in evaluating the ongoing performance of our operating businesses, provides greater transparency into our results of operations and is consistent with how management evaluates operating performance and liquidity. In addition, these non-GAAP measures address questions we routinely receive from analysts and investors and, in order to ensure that all investors have access to similar data we make this data available to all investors. None of the non-GAAP measures presented should be considered as an alternative to net earnings, earnings from operations, net cash used in operating activities, net sales or any other measures derived in accordance with U.S. GAAP. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for financial measures presented in accordance with U.S. GAAP. The presentation of our non-GAAP financial measures may change from time to time, including as a result of changed business conditions, new accounting rules or otherwise. Further, our use of these terms may vary from the use of similarly-titled measures by other companies due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation. In the calculation of the non-GAAP financial measures, we have also excluded the results of the Company's Manitowoc Ice business as a component of continued operations consistent with the Company's Consolidated Statements of Operations. The Company's Manitowoc Ice business has been included in "Earnings from discontinued operations" for all periods presented.

Free Cash Flow from Continuing Operations

In this release, we refer to Free Cash Flow from continuing operations, a non-GAAP measure, as our net cash provided by or used in operating activities for continuing operations less capital expenditures in continuing operations. We believe this non-GAAP financial measure is useful to investors in measuring our ability to generate cash internally to fund our debt repayments, acquisitions, dividends and share repurchases, if any. Free Cash Flow from continuing operations reconciles to net cash used in operating activities for continuing operations presented in our Consolidated Statements of Cash Flows presented in accordance with U.S. GAAP as follows:

(in millions)	Three Months Ended March 31,
	2022	2021
Net cash used in operating activities from continuing operations	$(49.9)	$(20.4)
Plus: Capital expenditures	(3.1)	(4.0)
Less: Transaction costs (1)	2.1	—
Free cash flow from continuing operations	$(50.9)	$(24.4)
(1) Transaction costs for the three months ended March 31, 2022 are related to the pending sale of the Company and consist primarily of professional services recorded in "Selling, general and administrative expenses".

Welbilt Reports 2022 First Quarter Operating Results
Adjusted Operating EBITDA From Continuing Operations

In addition to analyzing our operating results on a U.S. GAAP basis, management also reviews our results on an "Adjusted Operating EBITDA" basis. Adjusted Operating EBITDA is defined as net earnings from continuing operations before interest expense, income taxes, other income or expense, depreciation and amortization expense plus certain other items such as loss from impairment of assets, gain or loss from disposal of assets, restructuring activities, loss on modification or extinguishment of debt, acquisition-related transaction and integration costs, Transformation Program expense and certain other items, which are non-operating and unusual in nature. Management uses Adjusted Operating EBITDA as the basis on which we evaluate our financial performance and make resource allocations and other operating decisions. Management considers it important that investors review the same operating information used by management.

The Company's Adjusted Operating EBITDA from continuing operations reconciles to net earnings as presented in the Consolidated Statements of Operations in accordance with U.S. GAAP as follows:

	Three Months Ended March 31,
	2022	2021
Net loss from continuing operations	$(0.9)	$(4.5)
Income tax expense (benefit) on continuing operations	0.3	(1.7)
Other expense — net (1)	13.2	2.9
Interest expense	10.5	10.5
Earnings from continuing operations	23.1	7.2
Restructuring activities	—	0.2
Amortization expense	9.9	10.7
Depreciation expense	5.2	4.6
Transformation Program expense (2)	—	2.2
Transaction costs (3)	2.1	—
Total Adjusted Operating EBITDA	$40.3	$24.9

Adjusted Operating EBITDA margin (4)	12.1%	9.8%
(1) Other expense - net is comprised primarily of $12.5 million and $2.8 million, respectively, of foreign currency transaction losses incurred during the three months ended March 31, 2022 and 2021. Foreign currency transaction losses are inclusive of losses on related foreign currency exchange contracts not designated as hedging instruments for accounting purposes.
(2) Transformation Program expense includes consulting and other costs associated with executing our Transformation Program initiatives. Refer to Note 14, "Business Transformation Program and Restructuring" for discussion of the impact to the Consolidated Statements of Operations.
(3) Transaction costs for the three months ended March 31, 2022 are related to the pending merger of the Company with Ali Group and consist primarily of professional services recorded in "Selling, general and administrative expenses."
(4) Adjusted Operating EBITDA margin in the section above is calculated by dividing the dollar amount of Adjusted Operating EBITDA by net sales.

Welbilt Reports 2022 First Quarter Operating Results
Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share

We define Consolidated Adjusted Net Earnings as net earnings before the impact of certain items, such as divestiture-related transaction costs, loss on modification or extinguishment of debt, gain or loss from impairment and disposal of assets, restructuring activities, separation expense, Transformation Program expense, acquisition-related transaction and integration costs, certain other items, expenses associated with pension settlements, foreign currency transaction gain or loss and the tax effect of the aforementioned adjustments, as applicable. Consolidated Adjusted Diluted Net Earnings Per Share for each period represents Consolidated Adjusted Net Earnings while giving effect to all potentially dilutive shares of common stock that were outstanding during the period. We believe these measures are useful to investors in assessing the ongoing performance of our underlying businesses before the impact of certain items.

The following tables present Consolidated Adjusted Net Earnings and Adjusted Diluted Net Earnings Per Share reconciled to net earnings and diluted net earnings per share, respectively, presented in accordance with U.S. GAAP:

(in millions, except share data)	Three Months Ended March 31,
	2022	2021
Net earnings	$2.9	$7.9
Restructuring activities (1)	—	0.2
Transformation Program expense (2)	—	2.2
Transaction costs (3)	2.1	—
Foreign currency transaction loss (5)	12.5	2.8
Tax effect of adjustments (6)	(3.1)	(1.2)
Total Adjusted Net Earnings	$14.4	$11.9

Per share basis
Diluted net earnings	$0.02	$0.06
Restructuring activities	—	—
Transformation Program expense (1)	—	0.01
Transaction costs (2)	0.01	—
Foreign currency transaction loss (3)	0.09	0.02
Tax effect of adjustments (4)	(0.02)	(0.01)
Total Adjusted Diluted Net Earnings	$0.10	$0.08
(1) Transformation Program expense includes consulting and other costs associated with executing our Transformation Program initiatives. Refer to Note 15, "Business Transformation Program and Restructuring," for discussion of the impact to the Consolidated Statements of Operations.
(2) Transaction costs for the three months ended March 31, 2022 are related to the pending merger of the Company with Ali Group and consist primarily of professional services recorded in "Selling, general and administrative expenses" in the Company's Consolidated Statements of Operations.
(3) Foreign currency transaction losses are inclusive of losses on related foreign currency exchange contracts not designated as hedging instruments for accounting purposes. Foreign currency transaction losses are included as a component of "Other expense - net" in the Company's Consolidated Statements of Operations.
(4) The tax effect of adjustments is determined using the statutory tax rates for the countries comprising such adjustments.

Third-party Net Sales and Organic Net Sales from Continuing Operations

In this release, we define Third-party Net Sales as net sales of continuing operations for the segment excluding intersegment sales and Organic Net Sales as net sales before the impacts of acquisitions, divestitures and foreign currency translations during the period. We believe the Third-party Net Sales and Organic Net Sales measures are useful to investors in assessing the ongoing performance of our underlying businesses. The change in third-party Net Sales and Organic Net Sales for continuing operations reconcile to the change in net sales presented in accordance with U.S. GAAP as follows:

Welbilt Reports 2022 First Quarter Operating Results

	For the Three Months Ended March 31, 2022 vs. 2021
	Favorable/(Unfavorable)
	Americas	EMEA	APAC	Welbilt
Organic Net Sales	25.1%	57.1%	38.5%	33.4%
Impact of foreign currency translation(1)	(92.9)%	(1.9)%	(81.8)%	(29.9)%
Third-party Net Sales	24.1%	51.7%	33.8%	31.5%
(1) The impact from foreign currency translation is calculated by translating current period activity at the weighted average prior period rates.

	Three Months Ended March 31,
(in millions)	2022	2021
Consolidated:
Net sales	$417.0	$325.0
Less: Intersegment sales	(84.0)	(71.7)
Net sales (as reported)	333.0	253.3
Impact of foreign currency translation(1)	(5.4)	(7.7)
Organic net sales	$327.6	$245.6

Americas:
Net sales	$243.1	$193.2
Less: Intersegment sales	(34.8)	(25.4)
Third-party net sales	208.3	167.8
Impact of foreign currency translation(1)	(0.1)	(1.4)
Total Americas organic net sales	$208.2	$166.4

EMEA:
Net sales	$122.8	$89.8
Less: Intersegment sales	(35.7)	(32.4)
Third-party net sales	87.1	57.4
Impact of foreign currency translation(1)	(5.1)	(5.2)
Total EMEA organic net sales	$82.0	$52.2

APAC:
Net sales	$51.1	$42.0
Less: Intersegment sales	(13.5)	(13.9)
Third-party net sales	37.6	28.1
Impact of foreign currency translation(1)	(0.2)	(1.1)
Total APAC organic net sales	$37.4	$27.0
(1) The impact from foreign currency translation is calculated by translating current period activity at the weighted average prior period rates.